                                                                   EXHIBIT H-4.1
                                                                     PAGE 1 OF 2

CONECTIV
PROJECTION WITH SECURITIZATION
CASH FLOW

                                                                     QUARTER ENDING
                                           --------------------------------------------------------------------
                                             9/30/01   12/31/01    3/31/02    6/30/02     9/30/02   12/31/02     2003
                                             -------   --------    -------    -------     -------   --------     ----
NET INCOME                                      *          *          *          *           *          *          *
OTHER                                           *          *          *          *           *          *          *
                                           -------------------------------------------------------------------------------
NET CASH FROM OPERATIONS                        *          *          *          *           *          *          *

CAPITAL EXPENDITURES                            *          *          *          *           *          *          *
SALE OF ASSETS                                  *          *          *          *           *          *          *
                                           -------------------------------------------------------------------------------
NET CASH USED IN INVESTING                      *          *          *          *           *          *          *

SHORT-TERM DEBT                                 *          *          *          *           *          *          *
CONSTRUCTION LOAN                               *          *          *          *           *          *          *
LONG-TERM DEBT                                  *          *          *          *           *          *          *
SECURITIZATION DEBT (INCLUDING MATURITY)        *          *          *          *           *          *          *
PREFERRED STOCK                                 *          *          *          *           *          *          *
PREFERRED DIVIDENDS                             *          *          *          *           *          *          *
COMMON DIVIDENDS                                *          *          *          *           *          *          *
                                           -------------------------------------------------------------------------------
NET CASH PROVIDED BY                            *          *          *          *           *          *          *
FINANCING

NET CHANGE IN CASH                              *          *          *          *           *          *          *

CASH & Cash Equivalents            *            *          *          *          *           *          *          *



FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                   EXHIBIT H-4.1
                                                                     PAGE 2 OF 2

CONECTIV
PROJECTION
CAPITALIZATION

(Excluding
securitization)            6/30/01    9/30/01   12/31/01    3/31/02    6/30/02     9/30/02   12/31/02     2003
                           -------    -------   --------    -------    -------     -------   --------     ----
SHORT-TERM DEBT               *          *          *          *          *           *          *          *
CONSTRUCTION LOAN             *          *          *          *          *           *          *          *
LONG-TERM DEBT                *          *          *          *          *           *          *          *
SECURITIZATION DEBT           *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
TOTAL DEBT                    *          *          *          *          *           *          *          *

PREFERRED STOCK               *          *          *          *          *           *          *          *
                              *          *          *          *          *           *          *          *
COMMON STOCK & APIC           *          *          *          *          *           *          *          *
RETAINED EARNINGS             *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
COMMON EQUITY                 *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION          *          *          *          *          *           *          *          *
                         ==========================================================================================


TOTAL DEBT                    *          *          *          *          *           *          *          *
PREFERRED STOCK               *          *          *          *          *           *          *          *
COMMON EQUITY                 *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION          *          *          *          *          *           *          *          *
                         ==========================================================================================





(INCLUDING
SECURITIZATION)            6/30/01    9/30/01   12/31/01    3/31/02    6/30/02     9/30/02   12/31/02     2003
                           -------    -------   --------    -------    -------     -------   --------     ----
SHORT-TERM DEBT               *          *          *          *          *           *          *          *
CONSTRUCTION LOAN             *          *          *          *          *           *          *          *
LONG-TERM DEBT                *          *          *          *          *           *          *          *
SECURITIZATION DEBT           *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
TOTAL DEBT                    *          *          *          *          *           *          *          *

PREFERRED STOCK               *          *          *          *          *           *          *          *
                              *          *          *          *          *           *          *          *
COMMON STOCK & APIC           *          *          *          *          *           *          *          *
RETAINED EARNINGS             *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
COMMON EQUITY                 *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION          *          *          *          *          *           *          *          *
                         ==========================================================================================


TOTAL DEBT                    *          *          *          *          *           *          *          *
PREFERRED STOCK               *          *          *          *          *           *          *          *
COMMON EQUITY                 *          *          *          *          *           *          *          *
                         ------------------------------------------------------------------------------------------
TOTAL CAPITALIZATION          *          *          *          *          *           *          *          *
                         ==========================================================================================




FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.